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                                                                      Exhibit 24
                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of OfficeMax, Inc., an Ohio corporation (the "Registrant"), hereby constitutes and appoints Michael Feuer and Ross H. Pollock, or any one of those, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Registrant to be offered in connection with the Registrant's Director Share Plan (Amended and Restated February 28, 2002), and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 31st day of May, 2002.


/s/ Michael Feuer                           /s/ Philip D. Fishbach
------------------------------------        -----------------------------------
Michael Feuer                               Philip D. Fishbach
Chairman of the Board, Chief                Director
Executive Officer and Director
(principal executive officer)

/s/ Michael F. Killeen                      /s/ Lee Fisher
------------------------------------        -----------------------------------
Michael F. Killeen                          Lee Fisher
Sr. Executive Vice President,               Director
Chief Financial Officer and Director
(principal financial officer)

/s/ Phillip P. DePaul                       /s/ Jerry Sue Thornton
------------------------------------        -----------------------------------
Phillip P. DePaul                           Jerry Sue Thornton
Senior Vice President,                      Director
Controller (controller)

/s/ Raymond L. Bank                         /s/ Jacqueline F. Woods
------------------------------------        -----------------------------------
Raymond L. Bank                             Jacqueline F. Woods
Director                                    Director

/s/ Burnett W. Donoho                       /s/ Ivan J. Winfield
------------------------------------        -----------------------------------
Burnett W. Donoho                           Ivan J. Winfield
Director                                    Director